UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 16, 2018

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in

Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities

Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2017, the Board of Directors (the “Board”) of School Specialty, Inc. (the “Company”) increased the size of the Board from five to six members and elected Scott P. Scharfman to fill the new Board seat effective immediately.  Mr. Scharfman will initially serve on the Board of Directors’ Compensation Committee.

As non-employee directors of the Company, Mr. Scharfman will be paid an annual cash retainer equal to $135,000, to be paid in four equal quarterly installments.  On January 17, 2018, Mr. Scharfman also received 38,500 stock appreciation rights (“SARs”) with a grant value (as defined in the Company’s 2014 Incentive Plan) of $18.57 and an expiration date of January 17, 2028. The SARs will be settled in cash and the grant value was in excess of the fair market value of the Company’s common stock on the date of grant.

There were no arrangements or understandings between Mr. Scharfman and any other person pursuant to which he was selected as a director.  Mr. Scharfman does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 17, 2018, the Company issued a press release announcing the election of Mr. Scharfman as a director, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.

Description

99.1

Press Release dated January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: January 17, 2018	By:/s/ Kevin L. Baehler
Kevin L. Baehler Executive Vice President and Chief Financial Officer

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